Exhibit 10.21

CAREPLUS HEALTH PLANS, INC.

NETWORK AGREEMENT

This Network Agreement (“Agreement”) is made and entered into on this 1st day of March, 2007 by and between CarePlus Health Plans, Inc., a Florida corporation (“Plan”) and Renaissance Health System of Florida, Inc., a Florida corporation (“Network”). The term “Network” shall be inclusive of Renaissance Health System of Florida, Inc. and any of its physicians, employees, subcontractors and/or other affiliated health care practitioners.

WHEREAS, Plan is licensed in the State of Florida to operate a health maintenance organization health plan under which subscribers, under an agreement with Plan, may be provided with medical services and hospital care; and

WHEREAS, Network is an entity that develops and manages a primary care network for Plan; and

WHEREAS, Plan wishes to engage Network to provide and arrange for the provision of Covered Services to Plan Members, and Network agrees to provide and to arrange for the provision of such Covered Services under the terms and conditions set forth in this Agreement; and

WHEREAS, Network and Plan believe that this Agreement will be mutually beneficial, and, as such, both parties agree to be bound by all terms and conditions contained herein. In consideration of the above and other good and valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed as follows:

I.

Definitions

For the purposes of this Agreement, the following words and phrases shall have the meaning specified.

1.1

“Admitting Physician” is a Participating Physician who admits Subscribers to a Participating Hospital or to another hospital with the approval of Plan.

1.2

“Agreement” means this Network Agreement between Plan and Network.

1.3

“AHCA” means Florida Agency for Health Care Administration.

1.4

“Authorization” or “Authorized” means a Quality Management and Utilization Management Program determination made by or on behalf of Plan, that specific non-Emergency Services and supplies to be provided, or arranged, or Emergency Services which were provided, including without limitation, the extent and duration of such Covered Services, are or were Medically Necessary and meet standards and criteria established by Plan for such Covered Services.

1.5

“Copayment” means the amount required to be paid by Subscriber to Network Providers as additional payments for Covered Services. Copayments will vary in amount for Subscribers, depending on benefit structure.

1.6

“Covered Services” means all medical services and other benefits required to be provided to Subscribers by Plan under Plan’s agreement(s) with Medicare and under the terms of Plan’s agreements with Subscribers, including, without limitation, Primary Care, specialist medical services, hospital services, ancillary and diagnostic services, Emergency Medical Services. Covered Services are subject to change at any time as required by applicable law or under Plan’s Medicare agreement(s).

1.7

“Credential” or “Credentialing” means the process for verifying that physicians providing services under this Agreement are adequately trained, licensed, of good professional reputation and capable of working with others in the provision of Covered Services to Members. The term shall be construed to include the recredentialing process.

1.8

“DHHS” means United States Department of Health and Human Services.

1.9

“OIR” means Office of Insurance Regulation.

1.10

“Effective Date” shall mean the effective date of this Agreement which shall be the date written on the first page of this Agreement.

1.11

“Emergency Medical Condition” means (a) a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, pursuant to Section 4704 of the 1997 Balanced Budget Act, with an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in serious jeopardy to the health of the individual, including a pregnant woman or a fetus, serious impairment of bodily functions or serious dysfunction of any bodily organ or part; or if the patient is pregnant, and there is inadequate time to effect safe transfer to another hospital prior to delivery, a transfer may pose a threat to the health and safety of the patient or fetus or there is evidence of the onset and persistence of uterine contractions or rupture of the membranes.

1.12

“Emergency Services” means medical screening, examination, and evaluation by a physician, or, to the extent permitted by applicable laws, by other appropriate personnel under the supervision of a physician, to determine whether an emergency medical condition exists, and if it does, the care, treatment, or surgery for a covered service by a physician which is necessary to relieve or eliminate the emergency medical condition, within the service capability of a hospital.

1.13

“Group Service Contract” means an agreement between Plan and an employer, including, but not limited to, an administrative services only type agreement, under which Subscribers are entitled to become members of the Plan in accordance with the terms of such agreement.

1.14

“CMS” means Centers for Medicare and Medicaid Services.

1.15

“Individual Subscription Agreement” means an agreement between Plan and an individual subscriber by which such individual is entitled to become Subscribers of the Plan in accordance with the terms of such agreement. Individual Subscription Agreements shall include agreements between Plan and a Subscriber entitled to benefits under the Title XVIII of the Social Security Act, as amended.

1.16

“Medical Director” means a physician designated by Plan to monitor and review Covered Services to Subscribers provided or requested by a health care provider.

1.17

“Medical Staff” means a hospital’s or ambulatory surgery center’s medical staff as the term is defined in the bylaws of the hospital’s or ambulatory surgery center’s medical staff, and as such bylaws may be amended from time to time.

1.18

“Medically Necessary” shall be defined by Plan in the exercise of its sole discretion and shall include due consideration of whether services are (i) consistent with the symptoms or diagnosis and treatment of Subscriber’s condition, disease, ailment or injury; (ii) appropriate with regard to standards of good medical practice within the surrounding community; (iii) not solely for the convenience of the Subscriber, a Participating Provider, or other health care provider, and (iv) the most appropriate supply or level of service which can be safely provided to the Subscriber. The terms "Medically Necessary” or “Medical Necessity" as such are used to refer to inpatient hospital services requires that those services furnished in a hospital on an inpatient basis could not, consistent with the provisions of appropriate medical care, be effectively furnished more economically on an outpatient basis or in an inpatient facility of a different type. The fact that a Participating Provider has prescribed, recommended, or approved medical or allied goods, or services, does not in itself, make such care, goods or services Medically Necessary or a Medical Necessity or a Covered Service

1.19

“Member” means an eligible Subscriber who (i) is been enrolled in one of Plan’s Medicare health plans and (ii) has been assigned by Plan to Network or a Network Provider or have selected a Network Provider. A Member shall not include a Subscriber that Plan chooses not to assign to Network.

1.20

“Network Provider” means a physician who or which (i) has entered into an agreement with Network to provide health care services to Members, (ii) has executed a Participating Provider Agreement; and (iii) has successfully completed Plan’s Credentialing process.

1.21

 “Participating Provider Agreement” means the contract between Plan, Network and Network Providers that is designed to indicate compensation arrangements between Plan, Network and Network Providers as well as to cover for all regulatory guidelines. The Participating Provider Agreement, at the option of the Plan, may become directly effective between Plan and Network Provider in the event this Agreement is terminated.

1.22

“Participating Provider” means a primary care physician, specialty physician hospital, ambulatory surgical center, home health care agency, pharmacy, multi-specialty group practice, or any other health care provider which or who has entered into an agreement with, or is otherwise engaged by, Plan to provide Covered Services to Subscribers. Any such Participating Provider may be designated as a Participating Hospital, Participating Physician, Participating Pharmacy, etc. Network and all Network Providers shall be Participating Providers.

1.23

“Plan Provider Manual” means the CarePlus Health Plans, Inc. Provider Manual, as amended and revised from time to time by Plan in its discretion.

1.24

“Primary Care Physician” means a Participating Physician who supervises, coordinates and provides Primary Care Services to Subscribers, including the initiation of their referral to Specialty Physicians and other Participating Providers for non-Primary Care Services, and who meets all the other requirements for Primary Care Physicians contained in the Plan Provider Manual and in this Agreement.

1.25

“Primary Care Services” means those Covered Services customarily provided by a primary care physician in his or her office as well as services customarily provided by an attending primary care physician to institutionalized patients, and includes, by way of example and not limitation, the Primary Care Services set forth in Attachment A.

1.26

“Quality Assurance Program” means the program of quality assurance established by Plan to assure the proper level and quality of care is provided including, but not limited to, Plan’s policies and procedures.

1.27

“Peer Review/Quality Improvement/Quality Management” means a program for reviewing and making determinations regarding the performance of Covered Services rendered to Subscriber, to include the review of the timeliness, quality and appropriateness of medical care by the Quality Management and Utilization Management Committee (QM and/or UM Committee) and independent peer review and quality review and improvement organizations.

1.28

“Quality Management and Utilization Management Program (QM/UM)” means the program of utilization management and Quality Management established by Plan to assure the proper level and quality of care is provided including, but not limited to, Plan’s policies and procedures. The QA and UM Program outlined in the Plan’s policies and procedures may be changed by Plan upon written notice to Participating Providers.

1.29

“Specialty Physician” means a Participating Physician who is appropriately qualified in a certain medical specialty as determined by Plan who provides Covered Services to Subscribers within the range of such specialty, who elects to be designated as a Specialty Physician by Plan and who meets all other requirements for Specialty Physicians contained in Plan’s rules and regulations, including the Plan Provider Manual, and in the Agreement between Plan and the Specialty Physician.

1.32

“Specialty Services” means those services of a Specialty Physician applicable to the specialty of the Specialty Physician, that are: (i) provided upon the referral of a Primary Care Physician pursuant to Plan’s rules and regulations, including the Plan Provider Manual, and (ii) Covered Services.

1.30

 “Subscriber” means a person who meets the eligibility requirements of Plan, enrolls pursuant to the terms thereof, and for whom premiums are received by or on behalf of the Plan.

1.31

“Urgent Care” means care provided for those problems which, though not lifethreatening, could result in serious injury or disability unless medical attention is received or do substantially restrict a  ubscriber's activity (e.g., infectious illnesses, flu, respiratory ailments, etc.).

1.32

 “Urgently Needed Services” means services for an accident or illness of a less serious nature than an Emergency, which services (a) are required in order to prevent serious deterioration in the Subscriber’s health, and (b) cannot be delayed until the Subscriber returns to the geographic area customarily serviced by a Network Provider’s office.

1.33

 “Utilization Management / Utilization Management Program” means the evaluation and determination of the appropriateness of patient use of medical care resources, and provision of any needed assistance to clinician and/or Subscriber, to ensure appropriate use of resources. Utilization Management includes prior authorization, concurrent review, retrospective review, discharge planning, case management, and disease management protocols.

II.

Duties and Responsibilities of Plan

2.1

Compensation

Plan shall compensate Network at the rates and in the manner set forth in Attachment B.

2.2

Member Eligibility

Plan will provide each Subscriber with an identification card which shall be presented for purposes of assisting Network Provider in verifying Member eligibility. In addition, by the first day of each month, Plan will provide Network a list of all Members (“Membership List”) listing all Members eligible to receive Covered Services during that month, which Membership List shall be effective for the month. In addition, a mid-month list will be provided by Plan. Plan will not be responsible for medical services provided to non-eligible individuals.

2.3

Peer Review/Quality Improvement/Quality Management Programs

Plan shall maintain an active, integrated and organized process of peer review as part of its peer-based quality management and improvement programs.

2.4

Monitoring of Performance

Plan shall coordinate and participate in the monitoring of performance and outcome measures of services rendered to Members by Provider

2.5

Marketing

No guarantees are afforded by Plan as to the number of Members who will select Network or Network Providers. However, Plan will use commercially reasonable efforts to assign Members to Network as reasonably determined by Plan.

2.6

Advertising Plan

Plan may include the name, address, telephone number and types of practice of Network Providers in a roster of Participating Providers. The parties understand that this roster may be inspected by and is intended for the use of current and prospective Members, Subscribers, Participating Providers, and other providers. Neither Network nor Network Providers shall engage in any marketing activities with respect to Plan and shall not use the trademarks and trade names employed by Plan without the prior written approval of Plan.

2.5

Administrative Duties

Plan, through its Medical Director and such other individuals as Plan designates, shall establish procedures relating to the following:

(a)

A system for prior authorization of all referrals to Specialty Physicians;

(b)

Written notification of denied claim forms or Covered Services;

(c)

A system of pre-admission certification for all elective hospital admissions;

(d)

A Member encounter reporting process to be implemented in accordance with Plan’s policies and procedures;

All procedures relating to the foregoing shall be contained in the Plan Provider Manual. The parties to this agreement agree and acknowledge that although Plan will establish procedures regarding the foregoing, Network shall provide all services and functions with respect to some of the foregoing items, such as authorizing written referrals and providing pre-admission certifications.

2.6

Administration of Plan

Plan shall retain appropriate Network management personnel to support Network in its contracting and servicing of Network Providers, referrals, facilities, and ancillary providers. Plan shall provide the appropriate personnel, facilities and equipment necessary for the administration of Plan. Plan has the sole responsibility and final decision making authority for: (i) payment of claims for health services rendered to Subscribers; (ii) credentialing of all Participating Providers, including Network Providers; (ii) eligibility for enrollment in Plan; (iii) termination of a Subscriber’s coverage under the Plan; (iv) all benefit determinations; and (v) Network Provider and Member grievance systems established by Plan. Plan agrees to recognize and abide by all state and federal laws, regulations and guidelines including those applicable to Plan’s Medicare health plans.

III.

Duties and Responsibilities of Network

3.1

Provision of Covered Services and Certain Administrative Services

Pursuant to this Agreement, the parties agree and covenant that Network will assume all responsibility for the provision of Covered Services to Members enrolled in Medicare plans of Plan, and other Members as are reasonably assigned by Plan. Network assumes risk for the provision of Covered Services to Member whether or not those Covered Services are provided by Network Providers. In fact, certain Participating Providers, including hospitals and ancillary service providers, will provide Covered Services to Members for which Network will have financial responsibility hereunder. Covered Services shall be provided in accordance with the Utilization Management Program (as set forth in Section 3.5 hereof).

3.2

Licensure and Participation in Medicare

Network represents and warrants that Network Providers, and all other health professionals employed, retained or in professional association with such Network Providers who will provide services under this Agreement are appropriately trained and qualified, licensed and authorized by the State of Florida and all other applicable governmental entities to practice their profession and to perform procedures which are to be provided pursuant to this Agreement. Network covenants that Network Providers and other health professionals employed by or associated with Network Providers shall maintain their licenses and authorizations at all times during the term of this Agreement. Network further warrants that Network Providers are certified providers in good standing under the Federal Medicare Program (Title XVIII of the Social Security Act, as amended) and that Network will assure that Network Providers use their best efforts to maintain this good standing.

3.3

Compliance with Plan Programs and Rules

Network agrees, and shall cause Network Providers to agree, to be bound by and comply with Plan’s policies, procedures and rules as promulgated from time to time, which, as now in effect and as hereafter adopted and amended, are incorporated in this Agreement, including without limitation those policies and procedures set forth in the Plan Provider Manual, Plan’s credentialing program, Plan’s quality assurance program, Plan’s grievance program and any other program established by Plan from time to time. By executing this Agreement, Network Provider acknowledges receipt of such policies, procedures and regulations, including the Plan Provider Manual.

3.4

Participating Provider Agreements

Network shall contract with primary care physicians to arrange for the provision of services to Members under this Agreement. These contracts shall be in the form of “Participating Provider Agreements” approved by Plan where Plan will be party to the contractual arrangements between Network and Network Providers. Network shall not alter the terms of such Participating Provider Agreement without the prior approval of Plan, in its sole discretion. Even though Network will not contract with certain Providers (e.g. hospitals and ancillary services providers), Network shall have partial financial responsibility for Covered Services provided Members by these Providers. Such Participating Provider Agreements shall contain provisions stating that:

(i) if the terms and conditions contained in the Participating Provider Agreement conflict with any terms and conditions contained in this Agreement, the provisions in this Agreement shall control and supercede the terms and conditions contained in the Participating Provider Agreement.

(ii) in no event, including nonpayment by Plan, Plan insolvency, or breach of this Agreement by either party, shall Network, Network Provider, or any representative or agent of Network or Network Provider, bill, charge, or seek compensation or reimbursement from Plan.

3.5

Utilization

Network and Network Providers shall comply with and be monitored under an approved Utilization Management Program, including, without limitation, precertification of elective admissions and procedures, referral processes and concurrent review reporting of clinical encounter data.

3.6

Verification of Eligibility

Network is responsible for verifying eligibility of Members before Network Providers render Covered Services to such individuals (e.g. verifying Member’s inclusion in Membership List).

3.7

Network Provider Training

Network shall cause Network Providers to receive and participate in any applicable training developed by Plan, the contents of which may be amended from time to time by Plan in its sole and absolute discretion. Network shall cause Network Provider to maintain a level of experience through continuing education programs in Network Provider’s particular discipline and shall maintain the educational standards required by Network Provider’s licensure board when applicable. Network Provider shall participate, to the extent feasible, in any continuing education programs established or recommended by Plan appropriate to Network Provider’s particular practice.

3.8

Encounter Information

Network shall cause Network Providers to submit encounter and clinical information for services rendered to Members on a monthly basis in compliance with Plan’s Quality Assurance Program. The information shall consist of statistical and descriptive medical and patient data as specified by Plan. Encounter information on capitated providers shall be submitted to Plan within thirty (30) days of the date of service to Members. In the event the encounter information is not submitted to Plan in a timely manner (monthly), Plan will give Network a fifteen (15) day notice to provide the encounter information. In case of non-compliance by Network, Plan may at its sole discretion reduce Network’s future monthly capitation fee as stated in Attachment B by 10% until such time that the encounter information for the time period requested is submitted to the Plan either electronically or as completed CMS 1500 forms. Records shall be maintained for a period of not less than six (6) years from the termination of this Agreement and be retained further if records are under review or audit until such review or audit is complete. Network shall report to Plan’s risk manager all Incidents involving a Member in accordance with Plan’s incident report guidelines, which shall be established in accordance with the provisions of Fla. Stat. Ch. 641.55 and Florida Administrative Code Rule 59A-12.012. Network shall designate an individual or individuals who shall make periodic reports of Incidents to Plan’s risk manager. Network shall report all Incidents to Plan within ten (10) calendar days of their occurrence; provided that Network shall report to Plan within three(3) calendar days of its occurrence an Incident which results in: (i) the death of Member; (ii) severe brain or spinal damage to a Member; (iii) a surgical procedure being performed on the wrong patient; or (iv) a surgical procedure unrelated to a Member’s diagnosis or medical needs being performed. Receipt of the notices required by this Section shall not constitute an assumption of liability on the part of Plan. Nothing in this Agreement requires either party to disclose any information when disclosure is prohibited by applicable law.

3.9

Network Provider Services

(a)

Professional Standards. Network shall cause Network Providers to provide Covered Services to all Members in an ethical and legal manner, in accordance with professional standards of care in the medical community.

(b)

No Discrimination. Network shall cause Network Providers to provide Medically Necessary Covered Services to Members upon referral to Network Provider by Plan, without regard to race, color, age, place of residence, economic status, health status, health care needs, benefit plan, source of payment, religion, national origin or handicap of a Member.

(c)

Equal Standards. Network shall cause Network Providers to render Covered Services, to Members in the same manner, in accordance with the same standards of care and with the same time availability as offered his/her other patients and without regards to (i) the degree of frequency of utilization of such services by a Member or, (ii) the physical condition of a Member.

(d)

Hospital Admissions. Network shall cause Network Providers to admit to, and provide appropriate services at a Participating Hospital to Members. Network shall cause Network Providers to maintain clinical privileges at a Participating Hospital. If a Network Provider does not have admitting privileges at a Participating Hospital such Network Provider may identify another Participating Provider as the Admitting Physician who shall take responsibility for admission and provision of inpatient services to Members twenty four (24) hours per day/three hundred sixty five (365) days per year. Such Network Provider shall be responsible for the remuneration of the Admitting Physician which Admitting Physician shall sign an Acceptance Letter in the form attached as Attachment D. Admission to a Participating Hospital must be certified in advance by Plan in accordance with Plan’s Utilization Management Program.

(e)

Availability. Network shall cause Network Providers to make available Covered Services twenty four (24) hours per day seven (7) days per week including holidays, to comply with the following availability schedule: urgent care - within one day; routine sick care - within one week; and wellcare - within one month. Network shall cause Network Providers to maintain adequate personnel and facilities to fulfill the contracted obligations hereunder. Network shall cause Network Provider to be responsible for the provision, authorization, coordination, supervision, monitoring and overall management of all Covered Services to Members in accordance with Plan’s policies and procedures. Network shall ensure that Network Providers who are Primary Care Physicians shall be responsible for the making of referrals for Covered Services that are not Primary Care Services when Medically Necessary. In any event, Network shall cause Network Providers to maintain twenty four (24)-hours-a-day, seven (7)-days-a-week telephone answering service to handle Member calls.

(f)

Network Provider agrees that when the need arises, provisions will be made to appropriately communicate with patients in the language used by Members.

3.10

Members Medical Records

(a)

Compliance. Network shall, and shall cause Network Provider to:

(i)

recognize and abide by all applicable state and federal laws, regulations and guidelines, including, without limitation, those applicable to the Plan’s health care plans.

(ii)

maintain appropriate, accurate and complete clinical record entries, as well as to participate in the record-keeping system established by Plan, as may be modified from time to time.

(b)

Contents and Confidentiality. Medical records of Members will include the recording of services provided by Network Provider, other health care providers, other reports from referral providers, discharge summaries, records of Emergency care received by the Members. All such records shall be treated as confidential so as to comply with all federal and state laws and regulations regarding the confidentiality of patient records.

(c)

Inspection. Plan shall have the right to inspect at reasonable times Network Provider’s facilities and Members’ medical records for compliance with Plan’s policies and procedures. Plan shall have the right to inspect and to copy, at Plan’s expense, books, records (any and all) maintained by Network Provider pertaining to claims for Covered Services under this Agreement. Network Provider shall maintain all such records at its principal place of business in the State of Florida. Network shall cause Network Provider to permit authorized representatives of any state or federal authority or agency to inspect Network Providers’ facilities and to review the records of services provided to Members. Network Provider shall retain such records and provide such access to any governmental agency or to Plan for a period of not less than five (5) years after the expiration of this Agreement and retained further if the records are under review or audit until the review or audit is completed. Network and Network Providers shall cooperate, if requested, with any inspection by AHCA and DHHS as a means of evaluation of the quality, appropriateness and timeliness of service performed to Members. These inspections may include inspections of any records pertaining to this Agreement.

3.11

Participation in Plan Programs

(a)

Programs. Network agrees and shall cause Network Providers to agree to support and participate in Plan’s programs, including those pertaining to Plan’s policies and procedures, credentialing programs, quality assurance programs, utilization programs, claims payment policies, grievances, continuing education and other similar programs of Plan that may be established from time to time by Plan to promote appropriate standards of medical care and to control the cost and monitor the quality of medical services rendered to Members, including without limitation programs relating to the precertification of elective admissions and procedures, referral process and reporting of clinical encounter data. Network Providers shall abide by and be bound by Plan’s program determinations.

(b)

Information. In conjunction with any such review or program, Network shall cause Network Providers to make available at no charge to Plan, whatever information is requested by Plan. Network shall, and shall cause Network Providers to, abide by all of Plan’s applicable rules and regulations, policies, procedures, missions and principles and acknowledges that failure to do so shall be sufficient basis for immediate termination of this Agreement by Plan.

3.12

Compensation and Billing

(a)

Member Hold Harmless. Network agrees, and shall assure that Network Providers agree, that in no event, including but not limited to, nonpayment by Plan, Plan insolvency, or breach of this Agreement by either party, shall Network or Network Provider, or any representative or agent, bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against a Member, AHCA, OIR, CMS, or enrollee, or person acting on their behalf for services provided pursuant to this Agreement. This provision shall not prohibit collection of Copayments on Plan’s behalf made in accordance with the terms of the applicable agreement between Plan and Member. Network Providers shall use reasonable efforts to collect from Member’s applicable copayments. Network shall cause Network Providers to agree that (i) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of Members, and that (ii) this provision supersedes any oral or written contrary agreement now existing or thereafter entered into between or among Network, Network Provider and Members, or persons on their behalf. Network shall, and shall cause Network Providers to, continue providing services to Members through any post insolvency period in the manner set forth in Section 4.3 hereof or through any period after the termination of this Agreement to the extent necessary to complete a plan of care or plan of treatment initiated prior to termination of this Agreement. Plan shall not alter the provisions contained in this paragraph without the prior written approval of the Secretary or a Director, Superintendent or Commissioner of the DHHS.

(b)

Refunds and Set-offs. Network shall, and shall cause Network Providers to, immediately refund to Plan any and all sums collected by Network Providers from Members to which Network Providers were not entitled under this Agreement, including the Attachments hereto. Such refunds shall take the form of cash payments or setoffs against amounts owed to Network by Plan. When appropriate, Plan shall return to Member such sums improperly charged by Network Providers.

(c)

Compliance with Plan Provider Manual. Network Provider shall comply with all billing and reporting procedures established by Plan as set forth in the Agreement or the Attachments and Schedules hereto and in the Plan Provider Manual.

3.13

Insurance

(a)

Coverage. Network shall maintain such policies of general liability, professional liability, and other insurance as shall be necessary to insure Network and Network’s employees or agents against any claim for damages arising by reason of personal injury or death occasioned directly or indirectly in connection with the provision of Covered Services to Members by Network’s employees or agents. Network shall also cause those Network Providers who provide Primary Care Services to maintain malpractice insurance in the minimum amount of $250,000 per occurrence, $750,000 per aggregate year. Network shall also cause Network Providers who are Specialty Physicians to maintain malpractice insurance in the minimum amount of $1,000,000 per occurrence, $3,000,000 per aggregate year. Network shall, and shall cause Network Providers to, secure and maintain, during the term of this Agreement, worker’s compensation insurance for all of their employees connected with the work under this Agreement. Such insurance shall comply with Florida’s Worker’s Compensation law. Network shall maintain current information and documentation regarding this Section 3.12 and shall advise Plan about such insurance, including the name of insurer, policy number, nature and extent of coverage, and expiration date and/or about other arrangements pertaining to malpractice protection. Network shall notify plan not less than ten (10) days prior to any reduction, cancellation, termination or expiration of insurance coverage for Network or Network Providers.

(b)

Claims. Network shall notify Plan of any claim or cause of action by or relating to a Member filed against Network or a Network Provider within five (5) working days of the Network’s receipt of notice that such a claim or cause of action has been filed. Network shall cause each Network Provider to notify Network of any claim or cause of action by or relating to a Member filed against such Network Provider within five (5) working days of the Network Provider’s receipt of notice that such a claim or cause of action has been filed. Network shall provide Plan with any information regarding such claim or cause of action reasonably requested by Plan.

3.14

Referrals

(a)

Referrals System  Network shall, and shall cause its Network Providers to, abide by the referral system approved by Plan pursuant to the Utilization Management Program. Except in cases of Emergency or the onset of a condition requiring Urgently Needed Services, Network Providers shall not make a referral of a Member to a Specialty Physician or a non-Participating Provider for Covered Services without prior approval of the Plan or Network under the Utilization Management Program. Any such referrals shall be made in accordance with approved policies for the provision of Covered Services. If Network Provider wishes to refer a Member to a non-Participating Provider, Network Provider must request a referral in writing to Plan. Network Providers shall furnish to health care providers to whom or to which it has referred a Member complete information on treatment procedures and all pertinent clinical services provided to Member prior to such referral. In the event that non-Emergency services required by a Member are not available from any Participating Provider, non-Participating Providers may be utilized with the prior written consent of Plan only.

(b)

Limitation on Self-Referrals Network Providers shall not refer Members to himself/herself in Network Provider’s capacity as a Specialty Physician in another medical discipline, unless Network and Network Provider has secured the prior written approval of Plan’s Medical Director.

3.15

Grievances & Disputes

Network shall, and shall cause Network Providers to, cooperate with Plan in resolving any Members’ grievance(s) related to the provision of Covered  Services. Network shall notify Plan of any complaints received by Network and Network Providers. Network shall, and shall cause Network Providers to, use best efforts to resolve any complaints in a fair and equitable manner. Network shall, and shall cause Network Providers to, agree to participate in and cooperate with Plan’s Subscriber grievance procedures, as enacted by Plan from time to time, and comply with all final determinations rendered in accordance with those procedures.

3.16

Assignment of New Subscribers by Plan

By written notice to Network, Plan’s Medical Director may suspend referral of Subscribers to Network if it is determined that Network or Network Providers are not complying with (i) the terms set forth in this Agreement; (ii) Plan’s policies and procedures; or (iii) Plan’s policy and/or program requirements.

3.17

Coordination of Benefits

Network shall, and shall cause Network Providers to, cooperate in the implementation of any of Plan’s obligations and/or policies and procedures relating to coordination of benefits and other third party claims. Network Providers shall bill when requested by Plan any third party payor for services rendered to Members. Network and Network Providers will, when permitted by law, reimburse Plan in the event that payments are received from such payers for Covered Services provided to Members, or assign to Plan all payments owed by such payers, and execute any further documents that may be required or appropriate to permit the Plan to bill and process forms for any third party payer on Network Provider’s behalf or to bill such payers directly, as determined by Plan.

3.18

Provision of Non-Covered Services

In the event that Network Providers shall provide any Member non-Covered Services, Network Providers shall, prior to the provision of such non-Covered Services, inform the Member (a) of the service(s) to be provided, (b) that Plan will not pay for or be liable for said services, and (c) that the Member will be financially liable for such services as applicable by law.

3.19

Acceptance and Treatment of Members

Network agrees, and shall cause each Network Provider to agree, to accept Members as patients.

3.20

Transfer of Members and Medical Records

(a)

Requests to Transfer. As the physician-patient relationship is a personal one and may become unacceptable to either party, Network Provider may request in writing to Plan that a Member be transferred to another Participating Physician. However, Network Provider may not seek to have a Member transferred because of the amount of medical services required by the Member or because of the physical condition of the Member. Network acknowledges that Members have a contractual right to request a transfer to another Participating Physician.

(b)

Transfer of Records. In the event of (i) termination of this Agreement, (ii) the selection by a Member of another Participating Physician in accordance with Plan procedures, or (iii) the approval by Plan of a Network Provider’s request to transfer a Member from such Network Provider’s practice, to another Participating Physician, Network Providers shall transfer copies of Member’s medical records, x-rays, and any and all other pertinent data to Plan, and to the new Participating Physician as selected by Member, when requested to do so in writing by Plan or Member. This charge shall be billed at a reasonable charge, not to exceed the amount stated in Florida Statute ch. 395.3025 and shall not be billed to Members, or AHCA or CMS.

3.21

Facilities & Environment

Network shall, and shall cause Network Providers to, provide a functionally safe and sanitary environment for all Members. The medical service facilities of Network Providers will: (a) reasonably accommodate handicapped individuals, (b) comply with applicable state and local building code and regulations; (c) comply with applicable state and local fire prevention regulations; (d) comply with applicable federal laws and regulations; (e) are inspected at least annually by the local or state fire control agency; (f) contain fire equipment and illuminated signs for cases of emergency evacuation, (g) offer adequate lighting and ventilation, and (h) shall remain clean and properly maintained. Network Providers have in place appropriate procedures to handle medical and other emergencies that may arise in connection with services provided. By written notice to Network, Plan’s Medical Director may suspend referral of Members to any Network Providers if it is determined that the facts presented indicate that health or safety of Members could be endangered by such Network Provider’s continued participation in Plan.

3.22

Preferred Drug List

Network shall, and shall cause Network Providers to, comply with Plan’s Preferred Drug List, which may be amended from time to time, by Plan in its sole discretion.

3.23

Signs and Displays

Network Providers shall display in a visible and prominent place any reasonable card, plaque or similar identifying logo provided by Plan to identify Network Providers to Members.

3.24

Notification of Changes

Network shall immediately notify Plan in writing upon the occurrence of any of the following:

(a)

Any changes to the list of current Network Providers, their addresses and telephone and facsimile numbers. A complete list of Network Providers is contained in Attachment E.

(b)

Any Network Provider’s license to practice medicine in the State of Florida is suspended, revoked, terminated, or subject to terms of probation or other restrictions;

(c)

The Network or any Network Provider has become a defendant in any malpractice action, receives any pleadings, notices or demands of claim, or service of process relating to alleged malpractice involving a Member, or is required to pay damages in any such action by way of judgment or settlement;

(d)

The Network or any Network Provider becomes the subject of any disciplinary proceeding or action before a governmental agency, including any State of Florida department, board, or agency, or a similar entity in any state;

(e)

Any Network Provider is convicted of a felony relating directly or indirectly to the practice or conduct of such Network Provider’s profession;

(f)

The Network or any Network Provider is sanctioned by the Medicare program;

(g)

Any Network Provider’s clinical privileges at any hospital are being terminated, canceled or suspended;

(h)

Any Network Provider becomes incapacitated;

(i)

An act of nature or any event beyond a Network Provider’s reasonable control likely to interrupt all or a portion of a Network Provider’s practice for a period of sixty (60) consecutive calendar days, or which may have a material adverse effect on the Network Provider’s ability to perform his/her/its obligations for this period;

(j)

Any change in the nature or extent of services rendered by a Network Provider;

(k)

Any material change or addition to the information and disclosures submitted by Network Provider as part of the application for a contract with Plan or Network to provide Covered Services to Members;

(l)

Any other act, event, occurrence or the like that might materially affect a Network Provider’s ability to carry out his/her/its duties and obligations to Members.

(m)

 If a Network Provider is a corporation, professional association or partnership, any of the above events with respect to a physician or other health professional who owns, is employed by or is otherwise associated with such Network Provider.

3.25

Corporate Representations.

Network represents that it has and shall maintain any and all applicable permits and licenses relating to its business and the performance of its obligations under this Agreement. Network is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Network has full power and authority to own and operate its properties and assets and to conduct and carry on its business as it is now being conducted and operated by Network. This Agreement has been validly executed and delivered by Network and constitutes a legal, valid and binding obligation of Network. Network has full power and authority to execute and deliver this Agreement and to perform its obligations under and consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Network does not, and the consummation by Network of the transactions contemplated hereby will not, and the compliance by Network with the provisions hereof will not, (a) conflict with or violate any provision of Network’s Articles of Incorporation or Bylaws; (b) with or without notice or the passage of time or both, constitute, give rise or result in the breach, default or event of default under, or violation of any obligation under, any note, bond, mortgage, deed, license, franchise, permit, lease, contract, agreement, or other instrument, commitment or obligation to which Network is a party and will not violate or conflict with any other material restriction of any kind or character to which Network is subject; (c) violate any order, writ, injunction, decree, judgment or ruling of any court or governmental authority applicable to Network; or (d) violate any material statute, law, rule or regulation applicable to Network.

3.26

Professional Corporations or Partnerships.

In the event that Network contracts with a Network Provider that is a professional corporation, professional association or partnership rather than an individual Physician or provider, Network agrees to cause all of the terms set forth herein to apply with equal force to both the professional corporation, professional association or partnership and the individual physicians or providers associated with such entity. Notwithstanding any interpretation of this Agreement to the contrary, Network agrees, represents and covenants that all of the provisions of this Agreement applicable to Network, unless expressly inapplicable, shall apply with equal force to Network Providers. Network shall represent its Network Providers in matters pertaining to the provision of Covered Services under this Agreement, and Network represents that it has obtained the consent to such representation from its Network Providers.

3.27

Other Contractual Commitments.

Network represents and assures Plan that Network’s contractual commitments with other health maintenance organizations, competitive medical plans and health related entities do not restrict or impair Network from performing its duties under this Agreement.

3.28

Compliance with Laws.

Network shall, and shall cause Network Providers to, comply with all applicable state and federal laws and regulations applicable to Network and/or Plan, specifically including, without limitation, all such laws and regulations promulgated by the OIR, the Agency and the U.S. Department of Health and Human Services. Network shall use its best efforts to assist Plan in complying with all applicable laws and regulations.

3.29

Compliance with Plan’s Confidentiality Obligations. Network shall keep and maintain confidential all information required to be kept confidential by Plan pursuant to Plan’s agreements with other parties, including any agreements relating to proprietary information of such third parties, and Network shall ensure compliance with such obligations by its officers, directors, shareholders, agents, employees, contractors or providers, unless otherwise required by law.

3.30

Credentialing; Composition of Network.

Plan shall have primary responsibility for all Credentialing functions under this Agreement, but Network shall assist Plan in carrying out Plan’s Credentialing program with respect to prospective Network Providers. Network shall obtain from prospective Network Providers and promptly deliver to Plan all information requested by Plan to make its credentialing determination. Network Providers and all other health professionals employed by, under contract with or associated with Network Providers will be re-credentialed annually. Network agrees to notify Plan immediately of deletions of Network Providers. All Network Providers must be fully credentialed prior to treating Members. Any physician or health professional who is or subsequently becomes associated with a Network Provider shall be required to execute a Network Provider Addendum. Network shall comply with and abide by Plan’s implementation of its Credentialing Program. Plan may request that additional providers be added as Network Providers under this Agreement. In all such cases, Network shall use its best efforts to obtain the agreement of such providers to become Network Providers. Any such providers shall be credentialed in accordance with Plan’s Credentialing Program prior to commencing to provide Covered Services to Members. In addition, Network shall immediately remove any Network Provider as a provider of Covered Services to Members upon the written demand of Plan.

3.31

Information Exchange between Network and Plan.

Network covenants that Network shall communicate with and transmit data and information to Plan’s management information systems in such a manner as to not cause any disruption in the business of Plan or the performance of Plan’s duties and obligations as set forth in this Agreement. Network shall use best efforts to ensure that any computer software which is used by Network to provide services hereunder or which could have an effect on the services delivered hereunder can operate dates correctly.

3.32

Financial Information Due to Plan.

Beginning in the month in which the risk provisions of Attachment B become effective and at any time that changes occur to such information, Network shall provide Plan with copies of filings with the Secretary of State regarding its legal structure, a complete record of the ownership structure and a listing of owners (including ownership percentages) for both itself and any parent organizations, and a federal Form W-9 verifying its federal tax identification number. Network shall also provide Plan with its quarterly financial statements prepared in accordance with either federal income tax regulations or Generally Accepted Accounting Principles no later than 90 days after the end of each fiscal quarter and with either (1) its fiscal year-end financial statements with an audit or review report from an independent certified public accountant no later than 120 days after the end of each fiscal year or (2) a copy of its complete federal income tax return (including all attachments or exhibits) when filed with the Internal Revenue Service. Also, Network will provide Plan with copies of all contracts and compensation plans or agreements with each Network Provider along with any modifications or newly-created compensation agreements whenever they occur. In addition, Network will provide Plan with any other financial information pertaining to itself requested by Plan within five business days of the receipt of such request.

Plan agrees not to divulge, disclose, use, disseminate, distribute, or copy for any purpose whatsoever, other than to evaluate the ownership and economic viability of Network and compliance with applicable federal and state physician incentive plan regulations, any of the foregoing information (herein called Confidential Information”). Notwithstanding any other provision of this covenant to the contrary, this covenant shall not apply to any Confidential Information which (a) is, or may become, public other than by breach of this covenant by Plan, or (b) is or was otherwise in Plan’s possession on the effective date of this Agreement, or (c) was or becomes available to Plan on a non-confidential basis from a source other than Network, provided that such source is not known by Foundation to be bound by a confidentiality agreement with, or other obligation of security to, Network. If Plan is ordered or requested by a court order or other  governmental directive to disclose any of the Confidential Information, it shall promptly notify Network in order to permit Network to seek a protective order or to take other appropriate action.

IV.

Governmental Requirements

4.1

Maintenance of Records

Notwithstanding anything herein to the contrary, Network shall, and shall cause Network Providers to, maintain complete and accurate fiscal records, as well as medical and social records applying solely to Members for whom Network or Network Providers have claimed and received payment. Network Provider shall maintain such records as are necessary for evaluation of the quality, appropriateness and timeliness of services performed under this Agreement. Said records will be made available for fiscal audit, medical audit, medical review, utilization management, AHCA audit and other periodic monitoring upon request of authorized representatives of Plan or any governmental agency. Network shall, and shall cause Network Providers to, comply with requirements issued as a result of any such inspection or audit. Plan shall withhold from Network’s compensation under Attachment B any and all amounts determined to be payable to Plan by Network or Network Providers as a result of such audits and any state and federal disallowance’s lawfully imposed on Plan as a result of Network or any Network Provider’s failure to abide by the terms of this Agreement. Said records shall be retained for a period of at least five years after starting date of the applicable retention period or until resolution of any ongoing audit occurs.

4.2

Indemnification

(a)

Plan Indemnification. Plan agrees to indemnify, defend and hold harmless Network and its employees, agents, independent contractors, officers and directors against any and all claims, damages, causes of action, cost or expense, including court costs and reasonable attorney’s fees which may arise and/or be incurred in connection with or as a result of the grossly negligent or willfully wrongful performance of Plan under this Agreement. This clause shall survive termination of this Agreement regardless of the reason for termination, including breach of this Agreement due to insolvency.

(b)

Network Indemnification. Network shall indemnify, defend and hold harmless Plan, its employees, agents, independent contractors, officers and Board of Directors, AHCA, OIR, CMS and Members from and against all claims, damages, causes of action, cost or expense, including court costs and reasonable attorney’s fees, which may arise from any negligent act or other wrongful conduct by Network or Network Providers under this Agreement, including, without limitation, a breach of this Agreement This clause shall survive termination of this Agreement regardless of the reason for termination, including breach of this Agreement due to insolvency.

4.3

Continuing Obligation

If Plan becomes insolvent, Network and Network Provider’s obligations under this Agreement shall continue in full force with respect to Members assigned to Provider for a period equal to the longer of (i) sixty (60) days from the date of Plan’s insolvency, (ii) the period for which premiums have been paid or (iii) the period during which a Member is continuously confined in an inpatient facility. Network Providers shall not bill Members for Covered Services provided during such period. Network agrees, and shall cause Network Providers to agree, that this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of Members. This provision supersedes any oral or written contrary agreement now existing or thereafter entered into between or among Network, Network Providers and Members, or persons on their behalf. Plan shall not alter the provisions contained in this paragraph without the prior written approval of the Secretary or a Director, Superintendent or Commissioner of the U.S. Department of Health and Human Services.

4.4

Termination by Network Providers

Network shall cause Network Providers to provide AHCA and OIR sixty (60) days’ notice of any intended termination of its agreement with Network or Plan.

4.5

Independent Network Provider

It is expressly agreed that Plan, Network and Network Providers, in the performance of their obligations under this Agreement and applicable Participating Provider Agreements, are at all times performing as independent contractors. No act, work, commission, or omission by any party, its agents, servants, contractors, or employees, pursuant to the terms and conditions of this Agreement shall be construed to make or render Plan, Network or Network Providers an agent, servant, employee of, or joint venture with, the other. Network Providers shall be solely responsible and liable for all medical care, advice and treatments rendered or prescribed to Members.

V.

Restrictive Covenants

5.1

Non-Solicitation of Members.

During the effective term of this Agreement and any of its amendments, and for a period of one (1) year following the termination or non-renewal of this Agreement or any of its amendments for any reason, neither Network nor Network Providers shall cause any Member to disenroll from the Plan for any reason, nor shall Network or Network Provider solicit Plan’s Members on their own behalf or on behalf of another person or entity. By way of example but not limitation, neither Network nor Network Providers shall solicit Members through meetings, visits, telephone calls, or individual letters. This Section shall survive the termination of this Agreement.

5.2

Confidentiality

Network agrees, and shall cause Network Providers to agree, that all information regarding Plan and Members is highly confidential (“Confidential Information”). Network acknowledges, and shall cause Network Providers to acknowledge, that all such Confidential Information is confidential and proprietary to Plan and that such Confidential Information shall not be disclosed or used for Network’s own or any other entity’s benefit or gain either during the term of this Agreement or after the date of expiration or termination of this Agreement for any reason without Plan’s written consent unless required by law. Both Plan and Network agree and acknowledge that this section shall survive the termination of this Agreement; therefore, in addition to any remedies otherwise available to Plan, Plan shall be entitled to injunctive or equitable relief to enjoin or restrain Provider or any related individual from violating this Section.

5.3

Enforcement.

Both parties hereunto further agree that any violation of this Article V by Network or Network Providers shall result in irreparable injury to Plan. In the event of an actual or threatened breach by Network or Network Provider of this Agreement, Plan shall be entitled to an injunction restraining Network and/or Network Provider from engaging in the prohibited conduct or, if applicable, requiring Network to take all necessary action to prevent Network Providers from engaging in such prohibited conduct. If the court should hold that the duration and/or scope of the covenants contained in this Section are unreasonable, then, to the extent permitted by law, the court may prescribe duration and/or scope that is reasonable; and Plan and Network agree to accept such determination, subject to their rights of appeal. Nothing herein shall be construed as prohibiting Plan from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages from Network. In the event of any action or proceeding to enforce the provisions of this Section, the prevailing party shall be reimbursed by the other party for all costs and attorneys’ fees incurred in such action or proceeding.

VI.

Term and Termination

6.1

Term

The term of this Agreement shall commence on the date first written above, and shall continue in effect for one (1) year from the date hereof. Thereafter, this Agreement shall automatically renew for additional one (1) year periods unless either party notifies the other party of its intention not to renew this Agreement at least sixty (60) days prior to any renewal date of this Agreement or this Agreement is earlier terminated as provided herein.

6.2

Immediate Automatic Termination

This Agreement shall automatically terminate solely with respect to particular Network Providers immediately upon the occurrence of the following:

(a)

License Revocation. Such Network Provider’s license to practice medicine, or the license of any of the principal physicians or other health professionals in association with such Network Provider, is revoked in any State;

(b)

Conviction of Felony. If such Network Provider or any of the physicians or health professionals associated or affiliated with such Network Provider is convicted of a felony.

6.3

Termination with Cause by Plan

This Agreement may be terminated immediately by Plan with cause. “Cause” for immediate termination is the following:

(a)

Pertaining to Particular Network Providers. With respect to a particular Network Provider, this Agreement may be terminated by Plan for Cause with respect to such Network Provider upon any of the following occurrences:

(i)

Failure of such Network Provider to comply with the medical community standards of medical practice;

(ii)

Failure of such Network Provider to meet credentialing standards and other requirements of Plan;

(iii)

such Network Provider’s failure to obtain or maintain Medicare approved provider status; or

(iv)

such Network Provider engages in any of the conduct listed in Section 6.3(b). For purposes of this Section 6.3(a), if Network Provider is a corporation, professional association or partnership, the term Network Provider shall include a physician or other health professional who owns, is employed by or is affiliated with such Network Provider.

(b)

Pertaining to the Network. This Agreement may be terminated in its entirety by Plan upon:

(i)

Material breach of terms and conditions of this Agreement by Network;

(ii)

The willful breach, habitual neglect, or continued failure of Network or Network Providers to abide by Plan’s rules, procedures, policies or any other activity for which Network has received notice;

(iii)

Commission of an act of fraud or theft against Plan;

(iv)

Good faith determination by Plan that continuation of Agreement may result in danger to the health, safety or welfare of any Plan Member;

(v)

The bankruptcy or insolvency of Network;

(vi)

Quality of Care issues;

(vii)

Claims funds deficits for two consecutive quarters; or

6.4

Termination With Cause by Network

Network may terminate this Agreement for cause upon sixty (60) days’ written notice, which notice shall set forth the grounds for termination, and Plan’s failure to cure such breach within such sixty (60) day period. “Cause” is limited to the following for purposes of this Section:

(a)

a material breach of any provisions of this Agreement by Plan. Non-payment by Plan for goods or services rendered by Network Provider shall not be a valid reason for avoiding the sixty (60) days advance notice of cancellation; or

(b)

a conviction for an act of fraud or theft by Plan against Network Provider.

6.5

Termination Without Cause

Notwithstanding the foregoing, either party may terminate this Agreement with or without cause, at the end of any calendar month following sixty (60) days written notice to the other party hereto.

6.6

Termination of Medicare Contract

Unless otherwise agreed to between Plan and CMS, this Agreement will terminate (with respect to Medicare Members) upon the termination or non renewal of the Medicare Provider agreement between CMS/DHHS and the Plan (the “Medicare Agreement”). Plan will give notice to Network of the non-renewal or termination of the Medicare Agreement and the date on which such will expire or terminate.

6.7

Notice of Termination

Network shall provide AHCA and OIR with sixty (60) days’ notice of any intended termination of the Agreement. The Plan shall provide notice of any such termination by Network to AHCA and OIR within ten (10) days of receipt of such notice.

6.8

Obligation Upon Termination

(a)

Provision of Services. Without limiting the provisions of Sections 3.11(a) and 4.3, in the event this Agreement is terminated for any reason, Network Providers shall complete the course of treatment of any Member then receiving treatment in accordance with the terms hereof until provision has been made by Plan for the reassignment of such Member to another Participating Provider for further treatment, it being understood that the obligation of Network under this Agreement to the extent they pertain to Covered Services provided prior to termination, shall survive termination. Network Providers shall continue to provide services through any post insolvency period. Payment to Network for such services beyond termination date shall be made under the same terms and conditions as provided for under this Agreement. At Plan’s sole option, Plan may elect to retain the services of the Network Providers under the terms and conditions of the Network Provider Addendum.

(b)

Member Hold Harmless. Upon termination of this Agreement, the rights of each party shall terminate, provided however, that such action shall not release Network and Network Providers from the obligation to not seek compensation from Members for services provided prior to termination and completion of treatment of Members then receiving care until continuation of Members’ care can be arranged by Plan. Payment for such continued Covered Services shall be in accordance with the terms of this Agreement. Upon notice of termination, Plan will notify Members and other persons or entities whom it deems to have an interest in such termination, through such means as it may choose.

(c)

Return of Documents. Upon the termination of this Agreement, Network agrees to return any and all Plan provided materials, provider manuals, or other documentation, related to its business, including all copies thereof, whether authorized or not to Plan.

(d)

Transfer of Members. Following termination of this Agreement, NetworkProvider will cooperate with Plan in the orderly transfer of (i) Members that may have been assigned to Network Provider, and (ii) the Members’ Medical Records.

6.9

Order by Office of Insurance Regulation

This Agreement may be terminated upon issuance of order by the OIR requiring such termination pursuant to section 641.234, Florida Statute, or any successor statute.

VII.

Financial and Operational Commitments

Network understands and agrees that the compensation described in Attachment B represents payment in full for services rendered by Network Providers and to any agent or subcontractor utilized by Network, as well as for Network's administrative services under this Agreement. Network understands that it is obligated to make all payments due to its Network Providers in accordance with timely payment regulations as outlined by Florida Statutes.

In the event that any of Network's agents or subcontractors are paid by Network on a fee-for-service basis, Network agrees that it either (a) is a licensed Third Party Administrator as governed by Florida Statutes or (b) has a contractual arrangement with a Florida licensed Third Party Administrator for the provision of such claims payment services, and that such relationship is disclosed to Plan. Additionally, within ten (10) days of downstream providers receiving payment, Provider agrees to provide information to Plan on such payments. Network agrees to utilize Plan’s delivery system including admitting panel services as specified by Plan.

VIII.

General Terms

8.1

Modification and Assignment of this Agreement

The terms and sections included hereunto and the Agreement executed by the parties together embody all of the terms and conditions relating to the Agreement between the parties, and all oral and parole representations or statements made by either party prior to the execution of this Agreement are merged herein. Plan may amend this Agreement and any Addendum, Attachment or Schedule, hereto upon thirty (30) days written notice to Network, which notice shall include information regarding a change in benefits, Copayments and applicable policies and procedures. Network shall be bound to any such amendments unless Network provides Plan notice of objection to such modification in writing within the thirty (30) days notice period. Except as described above, the provisions of this Agreement may not be amended, supplemented, waived or changed orally or by course of conduct of the parties but only by a written and signed document by the party by whom enforcement is sought and which shall make specific reference to this Agreement. This Agreement, being intended to secure the services of the Network, shall not be assigned, sublet, delegated, or transferred by Network without the prior written consent of Plan, which consent shall not be unreasonably withheld. Plan may assign this Agreement in whole or in part. If either party decides not to terminate the Agreement, even though it has the right to do so in a particular instance, such decision shall not be considered a waiver of its right to terminate on a future occasion of the same or any other reason.

8.2

Severability

The invalidity or unenforceability of any terms or provisions hereof shall in no way affect the validity or enforceability of any other terms or provisions.

8.3

Headings

All section headings contained in this Agreement are to be considered for reference purposes only, and are not intended to define or limit the scope of any provisions of this Agreement.

8.4

Entire Agreement

This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties, and together with all Attachments, Schedules and Addendum and other appendices to it, shall be considered as the Agreement by and between Plan and Network.

8.5

Conformance with Law

Each party agrees to carry out all activities undertaken by it pursuant to this Agreement in conformance with all applicable federal, state and local laws, rules and regulations.

8.6

Governing Law and Venue

This Agreement has been executed and delivered and shall be construed and enforced in accordance with the laws of the State of Florida. Any action by any party whether at law or in equity, shall be commenced and maintained and venue shall exclusively be in the State of Florida.

8.7

Third Party Beneficiaries

This Agreement shall not be construed to create any third party beneficiaries, including without limitation, Members.

8.8

Cumulative Remedies

Remedies provided for in this Agreement shall be in addition to and not in lieu of any other remedies available to either party and shall not be deemed waivers or substitutions for any action or remedy the parties may have under law or equity.

8.9

Gender and Number

When the context of this Agreement requires, the gender of all words shall include the masculine, feminine, neuter and the number of all words shall include the singular and plural.

8.10

Execution

This Agreement and any amendments may be executed in multiple originals, each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

8.11

Force Majeure

Neither party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service or employment deemed resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party’s employees, or any similar or dissimilar cause beyond the reasonable control of either party; provided, however, in the event the provision of Covered Services is substantially interrupted, Plan shall have the right to terminate this Agreement upon ten (10) days prior written notice to Network

8.12

Authority

Each signatory to this Agreement represents and warrants that he/she/it possesses all necessary capacity and authority to act for, sign and bind the respective entity on whose behalf he is signing.

8.13

Costs and Fees

In the event of any litigation by any party to enforce or defend its rights under the Agreement, the prevailing party, in addition to all other relief, shall be entitled to reasonable attorney’s fees.

8.14

Notices

Any notices and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or five days after such notice is mailed, by registered or certified mail, postage prepaid, return receipt requested, addressed to such party as follows:

If to Network:

__________________________

__________________________

__________________________

If to Plan:

CarePlus Health Plans, Inc.

Attention: Provider Operations

55 Alhambra Plaza, Suite 700

Coral Gables, Florida 33134

or such other addresses shall be furnished in writing by any party to the other party.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year stated above.

PLAN:	NETWORK:

CarePlus Health Plans, Inc.	Renaissance Health System of Florida, Inc.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date: